Exhibit 4.12 Execution Version SECOND SUPPLEMENTAL INDENTURE Second Supplemental Indenture (this “Supplemental Indenture”), dated as of December 31, 2020, among JELD-WEN HOLDING, INC., a Delaware corporation (“Holdings”), JW INTERNATIONAL HOLDINGS, INC., a Nevada corporation, JW REAL ESTATE, INC., a Nevada corporation, J B L HAWAII, LIMITED, a Hawaii corporation, JELD-WEN DOOR REPLACEMENT SYSTEMS, INC., an Oregon corporation and HARBOR ISLES, LLC (each a “Subsidiary Guarantor” and collectively with Holdings, the “Guarantors”), each Subsidiary Guarantor, subsidiaries of Holdings and JELD-WEN, Inc., a Delaware Corporation (the “Issuer”), and Wilmington Trust, National Association, as trustee (the “Trustee”) and as collateral agent (the “Notes Collateral Agent”). W I T N E S S E T H WHEREAS, each of JELD-WEN, Inc. (the “Issuer”) and the Guarantors (as defined in the Indenture referred to below) has heretofore executed and delivered to the Trustee and the Notes Collateral Agent an indenture (the “Indenture”), dated as of May 4, 2020, providing for the issuance of 6.250% Senior Secured Notes due 2025 (the “Notes”); WHEREAS, certain Guarantors (as defined in the Indenture) plan to merge with and into the Issuer, with the Issuer surviving such merger (the “Merger”); WHEREAS, the Indenture provides that under certain circumstances the Guarantors shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guarantors shall confirm that they unconditionally guarantee all of the Issuer’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture (the “Guarantee”); and WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee and Notes Collateral Agent are authorized to execute and deliver this Supplemental Indenture without the consent of Holders. NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows: (1) Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

(2) Agreement to Confirm Guarantee. Pursuant to Section 5.01(a)(5) of the Indenture, the Guarantors hereby confirm that its Guarantee shall apply to each of its respective obligations under the Indenture and the Notes notwithstanding the Merger. (3) Execution and Delivery. The Guarantors agree that the Guarantee shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Guarantee on the Notes. (4) Governing Law. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. (5) Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent one and the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile, PDF or other electronic transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture and signature pages for all purposes. (6) Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof. (7) The Trustee and the Notes Collateral Agent. Neither the Trustee nor the Notes Collateral Agent shall be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guarantors. (8) Benefits Acknowledged. Each of the Guarantors acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and this Supplemental Indenture and that the guarantee and waivers made by it pursuant to this Guarantee are knowingly made in contemplation of such benefits.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written. JELD-WEN HOLDING, INC. By:_____/s/ John Linker__________ Name: John Linker Title: EVP and CFO JW INTERNATIONAL HOLDINGS, INC. By:_____/s/ John Linker__________ Name: John Linker Title: EVP and CFO JW REAL ESTATE, INC. By:_____/s/ Scott Vining__________ Name: Scott Vining Title: President J B L HAWAII, LIMITED By:_____/s/ John Linker__________ Name: John Linker Title: EVP and CFO JELD-WEN DOOR REPLACEMENT SYSTEMS, INC. By:_____/s/ Wallace D. Corwin____ Name: Wallace D. Corwin Title: President HARBOR ISLES, LLC By: JELD-WEN, Inc., its sole member By:_____/s/ John Linker__________ Name: John Linker Title: EVP and CFO

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee and as Notes Collateral Agent By:___/s/ W. Thomas Morris II_____ Name: W. Thomas Morris II Title: Vice President